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                                                                    Exhibit 99.1

                                  PRESS RELEASE


                        NQCI TERMINATES MERGER AGREEMENT
                              AND LICENSE AGREEMENT

BEVERLY HILLS, CA - (BUSINESS WIRE) - January 3, 2007--National Quality Care, Inc. (OTCBB:NQCI) ("NQCI") announced today that effective as of December 29, 2006, it has terminated certain agreements and transactions with Xcorporeal, Inc., including a Merger Agreement and a License Agreement, each dated as of September 1, 2006. In addition, NQCI has terminated all of the transactions and other documents and agreements between NQCI and Xcorporeal that are referenced in or contemplated by the Merger Agreement or the License Agreement. NQCI stated in its termination notice to Xcorporeal that NQCI had exercised its termination rights with respect to such agreements, documents and transactions on the basis of Xcorporeal's continuing, uncured and uncurable breaches of the Merger Agreement and its fraudulent and other wrongful conduct related to the Merger Agreement, the License Agreement and certain related matters.

NQCI further announced that it has filed a lawsuit against Victor Gura, a former director and employee of NQCI, alleging that Dr. Gura breached his employment agreement with NQCI and engaged in certain other wrongful acts. NQCI has named Xcorporeal as an additional defendant in this lawsuit. NQCI is seeking injunctive relief, compensatory damages, attorneys' fees, punitive damages and other relief from both Dr. Gura and Xcorporeal. Xcorporeal has previously filed a demand for arbitration alleging that NQCI has effected an anticipatory breach of the License Agreement. NQCI contends that the License Agreement is null and void and intends to defend the arbitration proceeding and vigorously pursue its claims in litigation.

Pursuant to a written notice dated January 2, 2007, Xcorporeal has consented to the termination of the Merger Agreement, but disputes NQCI's termination of the License Agreement, which Xcorporeal alleges to be in full force and effect. NQCI anticipates that the status of the License Agreement, and certain related issues, may be determined by an arbitrator or by a court.

ABOUT NATIONAL QUALITY CARE, INC.

NQCI will continue to focus on the development of its Wearable Kidney, which can be worn as a belt and operates 24 hours a day, 7 days a week. The Company also has developed a continuous ultrafiltration belt for the treatment of patients with Congestive Heart Failure. The Wearable Kidney, for which the Company recently received its first patent, is designed to treat patients suffering from End Stage Renal Disease by providing continuous dialysis from a device worn as a belt by the patient. However, recent studies have indicated that the device can also be used safely and effectively in a simplified version to treat the salt and fluid overload afflicting patients with Class III and IV Congestive Heart Failure.

SOME PARAGRAPHS OF THIS PRESS RELEASE, PARTICULARLY THOSE DESCRIBING THE COMPANY'S STRATEGIES, OPERATING EXPENSE REDUCTIONS AND BUSINESS PLANS, CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. WHILE THE COMPANY IS WORKING TO ACHIEVE THOSE GOALS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING DIFFICULTIES IN MARKETING ITS PRODUCTS AND SERVICES, NEED FOR CAPITAL, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS, ANY OF WHICH COULD HAVE AN ADVERSE EFFECT ON THE BUSINESS PLANS OF THE COMPANY, ITS REPUTATION IN THE INDUSTRY OR ITS EXPECTED FINANCIAL RETURN FROM OPERATIONS. FACTORS SUCH AS THESE COULD HAVE AN ADVERSE EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS. IN LIGHT OF SIGNIFICANT UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY AND ITS SUBSIDIARIES THAT IT WILL BE ACHIEVED.

Contact:
National Quality Care, Inc., Los Angeles
Robert Snukal, 386-409-0200
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Source: National Quality Care, Inc.